UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 3, 2012

Date of report (Date of earliest event reported)

SurModics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street Eden Prairie, Minnesota	55344
(Address of Principal Executive Offices)	(Zip Code)

(952) 500-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously reported, on November 17, 2011, SurModics, Inc. (the “Company”) and its wholly-owned subsidiary, SurModics Pharmaceuticals, Inc. (“Pharma”), issued a press release announcing that it had completed the sale of substantially all of the assets of Pharma to Evonik Degussa Corporation (the “Transaction”). On November 21, 2011, the Company filed a Current Report on Form 8-K (the “November 8-K”) which included certain unaudited pro forma condensed consolidated financial statements giving effect to the Transaction as if it had occurred on June 30, 2011. The Company is voluntarily providing an unaudited pro forma condensed consolidated statement of operations for the fiscal year ended September 30, 2011, giving effect to the Transaction as if it had occurred on October 1, 2010.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Additional pro forma unaudited financial information is voluntarily provided in connection with the disposition described in the November 8-K and is filed as Exhibit 99.1 to this report and is incorporated herein by reference. The pro forma unaudited financial information required in connection with the disposition was provided in the November 8-K and this additional pro forma unaudited financial information supplements such required pro forma unaudited financial information.

(d) Exhibits.

99.1	Pro forma financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.

Date: August 3, 2012	/s/ Bryan K. Phillips
Bryan K. Phillips
Sr. Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Pro forma financial information